EXHIBIT F-1

                                                               February 25, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                  Re:      American Transmission Company LLC
                           Application-Declaration on Form U-1
                           File No. 70-_________

Dear Sirs:

                  I am an attorney employed by ATC Management Inc. (together with American Transmission Company LLC, the "Applicants") and have acted as counsel for Applicants in connection with the filing of the Application-Declaration on Form U-1, File No. 70-______ (the "Application"), filed under the Public Utility Holding Company Act of 1935, as amended (the "Act"), by ATC Management Inc. and American Transmission Company LLC.

                  In  the   Application,   ATC  Management   Inc.  and  American
Transmission Company LLC request authority under the Act to engage in various financing and related transactions (the "Proposed Transactions").

                  I, or attorneys in whom I have confidence, have examined originals, or copies certified to my satisfaction, of such corporate records of Applicants, certificates of public officials, certificates of officers and representatives of Applicants and other documents as I have deemed necessary to require as a basis for the opinions hereafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon certificates by officers of Applicants and other appropriate persons and statements contained in the Application.

                  Based upon the foregoing, and having regard to legal considerations which I deem relevant and the advice of outside legal counsel with respect to the Act, I am of the opinion that, in the event that the Proposed Transactions are consummated in accordance with the Application, and subject to the assumptions and conditions set forth below:

                  1. Applicants are validly organized under the laws of their respective states of formation.

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                  2. All state laws  applicable to the Proposed  Transactions as
described  in  the  Application  (other  than  so-called   "blue-sky"  or  state
securities laws as to which I express no opinion) will have been complied with.

                  3. Any debt securities issued as contemplated in the Application will be valid and binding obligations of the issuing Applicant in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally and to the effects of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  4.  The   consummation  by  the  Applicants  of  the  Proposed
Transactions will not violate the legal rights of the holders of any securities issued by Applicants.

                  The  opinions  expressed  above  in  respect  of the  Proposed
Transactions   described  in  the  Application  are  subject  to  the  following assumptions or conditions:

                  a. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective.

                  b. The Proposed Transactions shall be consummated in accordance with any required approvals, authorizations, consents, certificates and orders of any state commission or regulatory authority and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in effect.

                  I hereby consent to the use of this opinion as an exhibit to the Application.

                                             Very truly yours,


                                             /s/  Walter T. Woelfle
                                             Vice President, Legal and Secretary
                                             ATC Management Inc.